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                                                                    EXHIBIT 2.01


No. 1709998

                        THE COMPANIES ACTS 1948 to 1981

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                           COMPANY LIMITED BY SHARES

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                           MEMORANDUM OF ASSOCIATION

                                       OF

                               MICRO FOCUS GROUP
                             PUBLIC LIMITED COMPANY

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      1.     The name of the Company is "MICRO FOCUS GROUP PUBLIC LIMITED
             COMPANY."

      2.     The Company is to be a public company.

      3.     The registered office of the Company will be situate in England.

      4.     The objects for which the Company is established are:

             (A) To carry on the business of a holding company in all its branches, to coordinate the policy and administration of any companies, corporations or undertakings in which the Company is a member or participant or which are controlled by or associated with the Company in any manner, to guarantee, assist financially, subsidize or enter into subvention agreements with any such companies, corporations or undertakings and to provide for them administrative, executive, managerial, secretarial and accountancy services or staff, office accommodation or social or welfare services and facilities, to act as secretaries, directors, registrars, managers and agents thereof and to do anything which will or may promote the efficiency and profitability of the businesses carried on by any such companies, corporations or undertakings.
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             (B)     To acquire any shares, stock, debentures, debenture stock, bonds, notes, obligations, or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

             (C) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

             (D) To acquire by any means any real or personal property or rights whatsoever.

             (E) To carry on any other business which may seem to the Company capable of being conducted directly or indirectly for the benefit of the Company.

             (F) To make experiments in connection with any business or proposed business of the Company, and to apply for or otherwise acquire in any part of the world any patents, patent rights, licenses, protections and concessions which may appear likely to be advantageous or useful to the Company, and to use and manufacture under or grant licenses or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

             (G) To acquire by any means the whole or any part of the assets, and to undertake the whole or any part of the liabilities, of any person carrying on or proposing to carry on any business which the Company is authorized to carry on or which can be carried on in connection therewith, or to acquire an interest in, amalgamate or enter into any arrangement for sharing profits, or for cooperation, or for limiting competition, or for mutual assistance, with any such person and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, whether fully or partly paid up, debentures, or other securities or rights that may be agreed upon.

             (H) To lend money or give credit to such persons on such terms as may seem expedient.

             (I) To borrow money and to secure by mortgage, charge or lien upon the whole or any part of the Company's property or assets (whether present or future),

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                     including its uncalled capital, the discharge by the
                     Company or any other person of any obligation or liability.

             (J) To guarantee the performance of any obligation by any person whatsoever.

             (K) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

             (L) To apply for, promote and obtain any Act of Parliament, charters, privileges, concessions, licenses or authorizations of any government, state or municipality, Provisional Order or License of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect or for extending any of the Company's powers or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any actions, steps, proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company or of its Members.

             (M) To enter into any arrangement with any governments or authorities (supreme, municipal, local or otherwise), or any corporation, companies or persons that may seem conducive to the Company's objects or any of them, and to obtain from any such government, authority, corporation, company or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

             (N) To establish and maintain, or procure the establishment and maintenance of, any employees share schemes, share option schemes or incentive schemes of whatever nature, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances and emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company, or any such subsidiary or of any of the predecessors of the Company or any such other company as aforesaid, or who may be or have been Directors or officers of the Company, or of any such other company as aforesaid, and the wives, widows, families and dependents of any such persons, and to establish, subsidize and subscribe to any institutions, associations, societies, trusts, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of, the Company or of any other company as aforesaid, or of any such persons as aforesaid and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or


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                     for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

             (O) To procure the Company to be registered or recognized in any part of the world.

             (P) To promote any other company for the purpose of acquiring all or any of the property and/or undertaking any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures or other securities of any such company as aforesaid.

             (Q) To dispose by any means of the whole or any part of the assets of the Company.

             (R) To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

             (S) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that the word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in the United Kingdom or elsewhere, and the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in nowise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph or the name of the Company.

      5.     The liability of the Members is limited.

      6*. The share capital of the Company is GBP 50,000 divided into fifty thousand shares of GBP 1 each.

     *NOTE: On 4th May, 1983, by special resolution the authorised capital was increased and reorganised so as to be GBP 1,250,000 divided into 12,500,000 ordinary shares of 10p each.

     *NOTE: On 2nd April, 1984, by special resolution, the authorised capital was increased so as to be GBP 1,650,000 divided into 16,500,000 ordinary shares of 10p each.

     *NOTE: On 19th June 1996, by special resolution, the authorised capital was increased so as to be GBP 2,250,000 divided into 22,500,000 ordinary shares of 10p each.


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WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.



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   NAMES, ADDRESSES AND              NUMBER OF SHARES TAKEN
       DESCRIPTIONS                    BY EACH SUBSCRIBER
      OF SUBSCRIBERS

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   PETER MICHAEL SHIRLEY,                       ONE
   Watling House,
   35/37 Cannon Street,
   London EC4M 5SD
      Solicitor

   PHILIPPE JEAN LOUIS OLLIVIER,                ONE
   Watling House,
   35/37 Cannon Street,
   London EC4M 5SD
      Trainee Solicitor

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DATED this 22nd day of February, 1983.

WITNESS to the above signatures:

      HELEN M. GAVIN,
      Watling House,
      35/37 Cannon Street,
      London EC4M 5SD
         Trainee Solicitor



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